Exhibit 23


             Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated
February 1, 1995, which appears on page 38 of the 1994
Annual Report to Shareowners of AlliedSignal Inc.  (the
"Company"), which is incorporated by reference in the Company's Annual Report on Form 10-K for the year ended
December 31, 1994. We also consent to the reference to us under the heading "Interests of Named Experts and Counsel" in this Registration Statement.


/s/ Price Waterhouse


Price Waterhouse LLP
Morristown, New Jersey
November 15, 1995